Exhibit 10.1

Agreement to Terminate, Null, and Void the Joint Venture Agreement

Due to mutual irreconcilable differences with regard to the direction of business operation, both parties to the Joint Venture Agreement signed on May 16, 2016 and the subsequent supplemental agreements, hereby agree to terminate, null, and void the Joint Venture Agreement.

The 22,500,000 shares of common stock in Oro East Mining that had been transferred as capital investment to Magnique, Inc. will be restored to Oro East Mining and likewise, the 300,000 common shares or 30% equitable interest in Magnique, Inc. transferred to Oro East will be restored to Magnique, Inc.

Oro East Mining will not be a shareholder of Magnique, Inc. Hang Zhou Ci Xiao Tang will be the sole shareholder of Magnique, Inc.

A mutual general release agreement shall be made and executed upon execution of this agreement.

AGREED AND ACCEPTED:

Dated 05/02/2017

/s/ ZHONGPING LOU	/s/ TIAN QING CHEN
___________________	___________________
ZHONGPING LOU	TIAN Q. CHEN
President of	Chief Executive Officer of
Hang Zhou Ci Xiao Tang Co.	Oro East Mining, Inc.